EXHIBIT 10.21
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                           RUBBERMAID INCORPORATED

                       1993 DEFERRED COMPENSATION PLAN

                          Effective April 27, 1993

                                  ARTICLE I

                             Purpose of the Plan

        The purpose of the Rubbermaid Incorporated 1993 Deferred Compensation Plan is to provide non-employee Directors and employee participants in the Company's Management Incentive Plan ("MIP Plan") the option of deterring receipt of Director fees or MIP Plan payments which will help build loyalty to the Company through increased investment in the Company thereby promoting the long term profits and growth of the Company.

                                 ARTICLE II

                                 Definitions

        As used herein, the following words shall have the meaning stated after them unless otherwise specifically provided:

   2.1. "Board of Directors" means the Board of Directors of Rubbermaid Incorporated.

   2.2. "Change of Control" means the occurrence of any of the following events:

             (1) Article Fifth of the Rubbermaid Amended Articles of Incorporation becomes operative,

             (ii) the Board of Directors recommends to its shareholders the acceptance of any tender offer as provided in said Article Fifth,

             (iii) the necessary percentage of shareholders approves a transaction of the nature described in Article Sixth of the Rubbermaid Amended Articles of Incorporation, or

             (iv) any person, defined in said Article Fifth of the Rubbermaid Amended Articles of Incorporation, becomes the beneficial owner, directly or indirectly, of 20% or more of the outstanding common shares of the Company.

   2.3. "Committee" means the Committee described in Section 7.1 hereof.


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   2.4. "Company" means Rubbermaid Incorporated and any subsidiary company.

   2.5. "Company Stock" means Common Shares of the Company.

   2.6. "Compensation" means Directors fees payable to non-employee Directors of Rubbermaid Incorporated and cash bonus awards payable to employee participants in the Rubbermaid Incorporated MIP Plan.

   2.7. "Deferred Compensation Account" or "Account" means an account established in a Participant's name to record Compensation deferred pursuant to the terms of the Plan.

   2.8. "Participant" means any non-employee Director of the Company and any employee participant in the MIP Plan who elects to participate in the Plan.

   2.9. "Plan" means the Rubbermaid Incorporated 1993 Deferred
        Compensation Plan.

   2.10. "Plan Year" means the fiscal year of the Company, currently the twelve-month period ended December 31.

   2.11. "Plan Administrator" means the person appointed by the Board of Directors to represent the Company in the administration of this Plan pursuant to the provisions of Article V.

   2.12. "Trust Agreement" means the Trust Agreement dated as of _________ entered into between the Company and the Trustee in connection with the Plan.

   2.13. "Trustee" means the entity named as Trustee in the Trust Agreement, any corporate successor to a majority of its trust business, or any successor Trustee thereunder.


                                 ARTICLE III

                          Elections by Participants

   3.1. ELECTION TO DEFER. A non-employee Director of the Company and any participant in the MIP Plan shaLl become a Participant by electing on an annual basis, prior to the beginning of a Plan Year, to defer receipt of all or a portion of Compensation payable to such person for such Plan Year. If a person becomes a Director or MIP Plan participant after the beginning of any Plan Year, the person may elect to defer receipt of the Compensation payable for future services. Such election must be made within thirty days after becoming a Director or participant in the MIP Plan and shall be made on an election form specified by the Plan Adminis-trator ("Election Form"). Such election shall indicate the

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        portion of Compensation to be credited to an interest bearing account and the portion of such Compensation to be credited to a Company Stock account. Notwithstanding the foregoing, from May 1 through May 31, 1993, a Participant may elect, to deter receipt of future 1993 Compensation.

   3.2. EFFECTIVENESS OF ELECTIONS. Elections shaLl be effective and irrevocable upon the delivery of an Election Form to the Plan Administrator. Subject to the provisions of Article V, amounts deferred pursuant to such election shall be distributed at the time and in the manner set forth in such election.

        Notwithstanding anything to the contrary set forth herein, with respect to Participants who are subject to the requirements of Section(s) 16(a) and 16(b) of the Securities Exchange Act of 1934 (a "Section 16 Reporting Person"), the effective date of any transaction in which amounts deferred hereunder are credited to Company Stock accounts shall be not less than six months after the date of such election.

   3.3. AMENDMENT OF ELECTIONS. Amendments which serve only to change the beneficiary designation shall be permitted at any time and as often as necessary.

                                 ARTICLE IV

                          Accounts and Investments

   4.1. CREDITING ACCOUNTS. If a Participant elects to have deferred Compensation credited to the interest bearing account of the Plan, the Company shall credit an amount equal to such Compensation to such account. The Company shall credit interest annually on amounts deposited in such account equal to one hundred twenty percent (120%) of the Applicable Federal Long Term Rate.

        If a Participant elects to have deferred Compensation credited to the Company Stock account, the Company shall either transfer such Compensation to the Trustee for the purchase of Company Stock in the open market or transfer to the Trustee a number of shares of Company Stock equal to the Fair Market Value of Company Stock on a date that is the later of the date such Compensation would otherwise have been paid to the Participant or six months after the date of the election referred to in Section 3.2 hereof with respect to a Section 16 Reporting Person.

        As used herein, the Fair Market Value of Company Stock for non-employee Director Compensation deferrals shall be the closing price on Company Stock reported on the composite tape for securities listed on the New York Stock Exchange on the date deferred Compensation would have been paid, provided that if no sales or Company Stock were made on said Exchange on that date,

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        the closing price or Company Stock as reported on said composite tape for the preceding day on which sales of Company Stock were made on said Exchange.

        As used herein, the Fair Market Value of Company Stock for MIP Plan participant Compensation deferrals shall be the average closing price of Company Stock reported on the composite tape for securities listed on the New York Stock Exchange for each day such shares are traded during the 30 day period beginning 45 calendar days preceding the end of any Plan Year and ending 16 calendar days preceding such date.

   4.2. SHARES SUBJECT TO THE PLAN. The total number of shares of Company Stock available for use pursuant to the Plan in each Plan Year during any part of which the Plan is effective shall be three-tenths of one percent (0.3%) of the total outstanding shares of Company Stock as of the first day of such year for which the Plan is in effect subject to adjustment in the event of changes in the corporate structure of the Company affecting Company Stock. Any Company stock transferred by the Company to the Trustee hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. Cash transferred to the Trustee shall be used to purchase Company Stock in the open market.

   4.3. ESTABLISHMENT OF ACCOUNTS. The Company or the Trustee as appropriate shall establish a separate "Deferred Compensation Account" for each Participant who defers Compensation pursuant to the Plan.

   4.4. ADJUSTMENT OF ACCOUNTS. As of December 31 of each Plan Year and on such other dates as the Committee directs, the value of each Deferred Compensation Account shall be determined by the Company or the Trustee as appropriate.

   4.5. INVESTMENT OF ASSETS. Deferred Compensation held by the Company shall be used in the business of the Company at its discretion.


                                  ARTICLE V

                             Payment of Accounts

   5.1. TIME OF PAYMENT AND METHOD OF DISTRIBUTION. Distribution of a non-employee Director Deferred Compensation Account shall commence as of the calendar year following (i) the date the Participant leaves the Board of Directors, or (ii) attains age 70 if earlier and shall be distributed in a lump sum or in equal annual installments over a period of not more than ten years.

        Distribution of a particular Plan Year MIP Plan participant Account shall be in a lump sum as of a calendar year at Least

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        three years after such Plan Year deferral as specified by the
        Participant, but in no event later than the calendar year following (i) the date the Participant retires whether or not directly from the Company or (ii) attains age 65, if earlier, at which time all accounts shall be distributed in a lump sum or in equal annual installments over a period of not more than ten years.

   5.2. HARDSHIP DISTRIBUTION. Prior to the time a Participant's account becomes payable, the Committee, in its sole discretion, may elect to distribute all or a portion of the Participant's Deferred Compensation Account in the event such Participant requests a distribution on account of severe financial hardship. For purposes of this Plan, severe financial hardship shall be deemed to exist in the event the Committee determines that a Participant needs a distribution to meet immediate and heavy financial needs resulting from a sudden or unexpected illness or accident of the Participant or a family member, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. A distribution based on financial hardship shall not exceed the amount required to meet the immediate financial need created by the hardship.

   5.3. DESIGNATION OF BENEFICIARY. Upon the death of a participant, the Deferred Compensation Account of the deceased Participant shall be paid to the designated beneficiary or beneficiaries either (i) in the same manner as it would have been paid to the Participant or (ii) in a lump sum settlement as determined by the Committee in its sole discretion. If there is no designated beneficiary, or no designated beneficiary surviving at a Participant's death, payment of the Deferred Compensation Account shall be made to the estate of the Participant. Beneficiary designations shall be made in writing. A participant may designate a new beneficiary or beneficiaries at any time by notifying the Plan Administor.


   5.4. TAXES. The Trustee of the Company as appropriate shall deduct the amount of any taxes required by law to be withheld or paid from any payments made pursuant to the Plan and shall transmit the withheld amounts to the appropriate taxing authority.


                                 ARTICLE VI

                          Creditors and Insolvency

   6.1. CLAIMS OF THE COMPANY'S CREDITORS. All assets held pursuant to the provisions of this Plan, and any payment to be made by the Trustee or the Company pursuant to the terms and conditions of the Plan or Trust, shall be subject to the claims of general creditors of the Company, including judgment creditors and

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        bankruptcy creditors.  The rights of a Participant or
        beneficiaries to any assets of the Plan or Trust shall be no greater than the rights of an unsecured creditor of the Company.

   6.2. NOTIFICATION OF INSOLVENCY. In the event the Company becomes insolvent, the Board of Directors and the Chief Executive Officer of the Company shall immediately notify the Trustee of that fact. The Trustee shall not make any payments from the Trust to any Participant or any beneficiary under the Plan after such notification is received or at any time after the Trustee has knowledge of such insolvency. Under any such circumstances, the Trustee shall deliver to satisfy the claims of the Company's creditors any property held in the Trust only as a court of competent jurisdiction may direct. For purposes of this Plan, the Company shall be deemed to be insolvent if the Company is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code, as amended, or is unable to pay its debts as they mature.

                                 ARTICLE VII

                               Administration

   7.1  APPOINTMENT OF COMMITTEE.   The Board of Directors shall appoint
        a Committee consisting of not less than three persons to administer and interpret the Plan. Members of the Committee shall hold office at the pleasure of the Board of Directors and may be dismissed at any time with or without cause. Persons serving on the Committee need not be members of the Board of Directors of the Company.

        The Board of Directors shall also designate an officer of the Company to be the Plan Administrator to have the primary administrative responsibility with respect to the Plan in coordination with and under the direction of the Committee.

   7.2 POWERS OF THE COMMITTEE. The Committee and the Plan Administrator shall together administer the Plan and, in this connection, all policy and discretionary decisions shall be the responsibility of the Committee and all administrative functions shall be the responsibility of the Plan Administrator who shall perform the same under the direction of the Committee. The Committee shall interpret the provisions of the Plan where necessary and may adopt procedures for the administration of the Plan consistent with the provisions of the Plan and the rules adopted by the Committee. Whenever directions, designations, applications, requests or other notices are to be given by a Participant under the Plan, they shall be filed with the Plan Administrator. The Committee shall have no discretion with respect to Plan contributions or distributions but shall act in an administrative capacity only.


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                                ARTICLE VIII

                                Miscellaneous

   8.1 TERM OF PLAN. The Company reserves the right to amend or terminate the Plan at any time; provided, however, that no amendment or termination shall affect the rights of Participants to amounts previously credited to their accounts pursuant to
        Section 4.2 provided that no such amendments shall be made without shareholder approval where such approval is required by Rule 16b-3 of the Securities Exchange Act of 1934 or any successor to such rule, or any interpretations issued thereunder.

   8.2 NON-ALIENATION OF BENEFITS. Except as otherwise provided by law, no benefit, payment or distribution under this Plan shall be subject either to the claim of any creditor of a Participant or Beneficiary, or to attachment, garnishment, levy, execution or other legal or equitable process, by any creditor or such person, and no person shall have any right to alienate, commute, anticipate or assign (either at law or equity) all or any portion of any benefit, payment or distribution under this Plan.

        This Plan shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any persons entitled to benefits hereunder.

        In the event that any Participant's benefits are garnisheed or attached by order of any court, the Plan Administrator may elect to bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable may be paid into the court as they become payable, to be distributed by a court to the recipient as it deems proper at the close of said action.

        In addition, a Participant or beneficiary shall have no rights against or security interest in the assets of the Plan or Trust Fund and shall have only the Company's unsecured promise to pay benefits. All assets of the Trust Fund shall remain subject to the claims of the Company's general creditors.

   8.3 CHANGE OF CONTROL. Irrespective of any other provision hereof, in the event of an imminent or actual Change of Control, immediate payment of Deferred Compensation Accounts to Plan Participants will be made.

   8.4 NON-COMPETITION. Notwithstanding any other terms of this Plan, if a Participant is employed directly or indirectly by a competitor of the Company within five years after termination of employment from the Company and the Committee finds that such conduct is detrimental to the Company, the Participant's Deferred Compensation Account(s) shall be audited with no interest or

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        dividends retroactive to the date of employment with a competitor and be paid out immediately to the Participant.

   8.5 MISCONDUCT. Notwithstanding any other terms of this Plan, if the Committee finds that any Participant engages in conduct detrimental to the best interest of the Company or misconduct involving dishonesty or moral turpitude which results in detriment or financial loss to the Company or in malicious destruction of the Company's property, or is convicted of a felony committed and arising out of the Participant's employment by the Company, the Committee may direct that the Participant's Deferred Compensation Account(s) shall be credited with no additional interest or dividends elective as of such determination and be paid out immediately to the Participant.

   8.6 TAXES. This Plan is intended to be treated as an unfunded deferred compensation Plan under the Internal Revenue Code. It is the intention of the Company that the amounts deferred pursuant to this Plan shall not be included in the gross income of the Participants or their beneficiaries until such time as the deferred amounts are distributed from the Plan. If, at any time, it is determined that amounts deferred pursuant to the Plan are currently taxable to the Participants or their beneficiaries, the Plan shall terminate and Deferred Compensation Accounts shall be distributed immediately to the Participants or their beneficiaries.

   8.7 EFFECTIVE DATE OF PLAN. The Plan shall be elective as of April 27, 1993, subject to approval by the shareholders of the Company. Any contributions made prior to such shareholder approval shall be contingent on such approval. Upon shareholder approval of this Plan and upon the written election of a Non-Employee Director, such Director's Contingent Share Account in the existing Rubbermaid Incorporated Deferred Compensation Plan will be converted to Company Stock and deposited with the Trustee. Also as of the date of shareholder approval, the existing Rubbermaid Incorporated Deferred Compensation Plan shall no longer be available for Compensation deferrals.















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